NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972.348.4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S EPSILON SIGNS MULTI-YEAR EXTENSION AGREEMENT WITH NATIONAL GEOGRAPHIC
SOCIETY

Epsilon to Continue to Provide Permission-Based Email Communications to Drive and Optimize
Acquisition and Retention Marketing Efforts

DALLAS, July 1, 2008 - Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon business has signed a multi-year agreement with Washington, D.C., based National Geographic Society.  Under terms of the extension agreement, Epsilon will continue to host and manage National Geographic’s permission-based email communications platform through 2011. Epsilon also provides database services for The National Geographic Society, which has been a client of Epsilon’s since 1997.

National Geographic is a long-standing American icon, known for its legendary photographs, maps, and scientific exploration and research. Founded in 1888 to “increase and diffuse geographic knowledge,” the nonprofit Society works to inspire people to care about the planet. Today, The National Geographic Society reaches more than 350 million people each month through its six magazines, the National Geographic Channel, television documentaries, radio programs, films, books, DVDs, maps and interactive media.

Epsilon, a leading provider of multi-channel, data-driven marketing technologies and services, will continue supporting National Geographic’s direct marketing efforts by delivering relevant permission-based email communications. The Epsilon solution provides the Society with a holistic view of all its members, customers and prospects. This complete insight allows the Society to design and execute targeted marketing initiatives that increase brand equity and cultivate more profitable, loyal customer relationships.

Lauren Skena, Manager of National Geographic Society’s email marketing program, said “We value the long-standing relationship we have had with Epsilon because of their commitment to helping us develop an exceptional customer experience without losing sight of our need to continually improve results and increase our ROI.”

“Over the years we have developed a successful partnership with National Geographic by supporting their broader marketing and customer engagement goals through the development and deployment of relevant and timely marketing communications,” said Michael Iaccarino, president of Epsilon and Alliance Data Marketing Services. “We look forward to helping National Geographic maximize marketing performance, deepen customer relationships, and achieve unprecedented ROI.”

About Epsilon

Epsilon is the industry’s leading marketing services firm. Ad Age ranks Epsilon #1 U.S. Marketing Services Firm and #1 U.S. Direct Marketing Agency. Services include strategic consulting, database and loyalty technology, proprietary data, predictive modeling and a full range of creative and interactive services including brand and promotional development, web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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